Exhibit 99.1
VICI PROPERTIES INC. ANNOUNCES FIRST QUARTER 2023 RESULTS
- Reports 110.7% Year-over-Year Revenue Growth -
- Completed First International Acquisition in Canada -
- Completed the Acquisition of the Remaining 49.9% Stake in MGM Grand / Mandalay Bay Joint Venture -
- Reaffirms Guidance for Full Year 2023 -

NEW YORK, NY – May 1, 2023 – VICI Properties Inc. (NYSE: VICI) (“VICI Properties” or the “Company”), an experiential real estate investment trust, today reported results for the quarter ended March 31, 2023. All per share amounts included herein are on a per diluted common share basis unless otherwise stated.
First Quarter 2023 Financial and Operating Highlights
•Total revenues increased 110.7% year-over-year to $877.6 million
•Net income attributable to common stockholders increased 115.8% year-over-year to $518.7 million and, on a per share basis, increased 47.9% year-over-year to $0.52
•AFFO attributable to common stockholders increased 73.0% year-over-year to $528.6 million and, on a per share basis, increased 18.6% year-over-year to $0.53
•Weighted average shares outstanding increased 45.9% year-over-year
•Acquired four gaming properties in Alberta, Canada for C$271.9 million, representing the Company’s first international investment
•Completed the previously announced acquisition of the remaining 49.9% interest in the MGM Grand/Mandalay Bay joint venture
•Announced the expansion of existing partnership with Great Wolf Resorts through the origination of a construction loan of up to $287.9 million
•Purchased $85.0 million of senior secured notes to fund the redevelopment of the Hard Rock Ottawa Casino
•Entered into a triple-net lease agreement with Cherokee Nation Businesses related to the Gold Strike Casino Resort
•Completed a forward equity offering with an aggregate gross offering value of approximately $1.0 billion
CEO Comments
Edward Pitoniak, Chief Executive Officer of VICI Properties, said, “The first quarter of 2023 continued the momentum VICI generated in 2022: expanding our platform, cultivating new and expanding existing partner relationships, and accessing liquidity opportunistically. We added a new partnership and tenant with PURE Canadian Gaming and announced our first international investment with the acquisition of PURE's four Canadian casinos. VICI’s international expansion opens up a new frontier of investment opportunities as VICI aims to be an owner of premier global experiential real estate. We expanded our existing relationship with MGM Resorts by acquiring the remaining 49.9% interest in the MGM Grand/Mandalay Bay joint venture, thereby accretively consolidating our ownership of two of the most economically productive assets on the Las Vegas Strip. We are proud to grow our American tribal gaming relationships, partnering with Cherokee Nation Entertainment, owned by the Cherokee Nation, one of the largest tribal nations in the U.S., as the operator of our Gold Strike property in Mississippi. We also announced a fourth loan investment with Great Wolf to fund the development of a resort adjacent to the Foxwoods Resort Casino owned by the Mashantucket Pequot Tribal Nation. Finally, in March, we continued to support Hard Rock, while incrementally expanding our international reach by purchasing senior secured notes related to the redevelopment of the Hard Rock Ottawa Casino. Our Q1 2023 activity highlights VICI’s focus on building off of our transformative 2022 and our relentless pursuit of attractive domestic and international growth opportunities both within and outside of gaming.”

First Quarter 2023 Financial Results
Total Revenues
Total revenues were $877.6 million for the quarter, an increase of 110.7% compared to $416.6 million for the quarter ended March 31, 2022. The year-over-year increase in total revenues was primarily related to revenue from the acquisitions of (i) MGM Growth Properties LLC, which closed on April 29, 2022, (ii) the land and real estate assets of the Venetian Resort Las Vegas, which closed on February 23, 2022, and (iii) the remaining 49.9% interest in the MGM Grand/Mandalay Bay JV (defined below), which closed on January 9, 2023. Total revenues for the quarter included $122.8 million of non-cash leasing and financing adjustments and $18.3 million of other income.
Net Income Attributable to Common Stockholders
Net income attributable to common stockholders was $518.7 million for the quarter, or $0.52 per share, compared to $240.4 million, or $0.35 per share, for the quarter ended March 31, 2022.
Funds from Operations (“FFO”)
FFO attributable to common stockholders was $520.2 million for the quarter, or $0.52 per share, compared to $240.4 million, or $0.35 per share, for the quarter ended March 31, 2022.
Adjusted Funds from Operations (“AFFO”)
AFFO attributable to common stockholders was $528.6 million for the quarter, an increase of 73.0% compared to $305.5 million for the quarter ended March 31, 2022. AFFO per share was $0.53 for the quarter, an increase of 18.6% compared to $0.44 for the quarter ended March 31, 2022.
First Quarter 2023 Acquisitions and Portfolio Activity
Acquisitions and Investments
On January 6, 2023, the Company acquired four real estate assets from PURE Canadian Gaming Corp. (“PURE”) in Alberta, Canada: PURE Casino Edmonton, PURE Casino Yellowhead, PURE Casino Calgary, and PURE Casino Lethbridge (collectively, the “PURE Portfolio”) for an aggregate purchase price of approximately C$271.9 million (approximately US$200.8 million). The Company financed the acquisition with a combination of cash on hand and a C$140.0 million (approximately US$103.6 million) draw under its Revolving Credit Facility. Simultaneous with the acquisition, the Company entered into a triple-net master lease agreement with PURE covering the PURE Portfolio, which has an initial total annual rent of approximately C$21.8 million (approximately US$16.1 million), representing an implied acquisition cap rate of 8.0%.
On January 9, 2023, the Company closed on the previously announced acquisition of the remaining 49.9% interest in the joint venture that owns the MGM Grand Las Vegas and Mandalay Bay (the “MGM Grand/Mandalay Bay JV”) from Blackstone Real Estate Income Trust, Inc. (“BREIT”) for cash consideration of approximately $1.3 billion and the assumption of BREIT’s pro rata share of the existing $3.0 billion property-level debt. The MGM Grand/Mandalay Bay JV triple-net lease currently generates total annual rent of $309.9 million following the annual rent escalation as of March 1, 2023. The cash consideration was funded through a combination of cash on hand and proceeds from the settlement of outstanding forward sale agreements from the November 2022 equity offering and sales under the Company's ATM program.

On March 28, 2023, the Company purchased $85.0 million of senior secured notes issued by H.R. Ottawa, L.P, which owns and operates the Hard Rock Ottawa Casino. Hard Rock intends to use the proceeds to fund a portion of (i) the redevelopment and rebrand of the existing Rideau Carleton Raceway Casino, located in Ottawa, Canada, (ii) the development of an integrated "Hard Rock" branded hotel with approximately 150 rooms and (iii) the repayment of existing debt.
Other Portfolio Activity
On February 15, 2023, the Company entered into a triple-net lease agreement with Cherokee Nation Businesses (“CNB”) with respect to the real property associated with the Gold Strike Casino Resort (“Gold Strike”) in Tunica, Mississippi in connection with CNB’s previously announced acquisition of the operations of Gold Strike from MGM Resorts International ("MGM"). The Gold Strike lease has an initial annual base rent of $40.0 million with other economic terms substantially similar to the MGM master lease. Annual base rent payments under the MGM master lease were reduced by $40.0 million, to a total of $730.0 million, upon the closing of MGM's divestiture of the operations of Gold Strike and entry into the Gold Strike lease.
First Quarter 2023 Capital Markets Activity
On January 3, 2023, the Company drew down C$140.0 million (approximately US$103.6 million) under its Revolving Credit Facility to fund a portion of the purchase price of the PURE Portfolio acquisition.
In January 2023, the Company settled an aggregate 40,592,592 shares under its ATM and November 2022 forward sale agreements in exchange for approximately $1.3 billion of total cash proceeds used to fund VICI’s acquisition and investment activity.
On January 18, 2023, the Company completed a primary offering of 30,302,500 shares of common stock (inclusive of 3,952,500 shares sold pursuant to the exercise in full of the underwriters’ over-allotment option) at a public offering price of $33.00 per share for an aggregate offering value of approximately $1.0 billion pursuant to forward sale agreements (the “January 2023 Forward Sale Agreements”). Subsequent to quarter-end, on April 4, 2023, the Company physically settled 3,200,000 shares under the January 2023 Forward Sale Agreements at a forward share price of $31.71 per share, in exchange for total net proceeds of approximately $101.5 million.
In March 2023, the Company entered into two forward-starting interest rate swap agreements with an aggregate notional amount of $250.0 million. The interest rate swap transaction is intended to reduce the variability in future cash flows for a forecasted issuance of long-term debt over a maximum period ending December 2024.
The following table details the issuance of outstanding shares of common stock, including restricted common stock:

	Three Months Ended March 31,
Common Stock Outstanding	2023	2022
Beginning Balance January 1,	963,096,563	628,942,092
Issuance of common stock upon physical settlement of forward sale agreements	40,592,592	119,000,000
Issuance of restricted and unrestricted common stock under the stock incentive program, net of forfeitures	515,763	471,219
Ending Balance March 31,	1,004,204,918	748,413,311

The following table reconciles the weighted-average shares of common stock outstanding used in the calculation of basic earnings per share to the weighted-average shares of common stock outstanding used in the calculation of diluted earnings per share:

	Three Months Ended March 31,
	2023	2022
Determination of shares:
Weighted-average shares of common stock outstanding	1,001,526,645	684,341,045
Assumed conversion of restricted stock	1,072,530	580,886
Assumed settlement of forward sale agreements	1,232,150	2,992,752
Diluted weighted-average shares of common stock outstanding	1,003,831,325	687,914,683
.
Balance Sheet and Liquidity
As of March 31, 2023, the Company had approximately $17.1 billion in total debt and approximately $3.6 billion in liquidity, comprised of $247.7 million in cash and cash equivalents, $960.4 million of estimated proceeds available upon settlement of the January 2023 Forward Sale Agreements and $2.4 billion of availability under the Revolving Credit Facility. In addition, the Revolving Credit Facility includes the option to increase the revolving loan commitments by up to $1.0 billion to the extent that any one or more lenders (from the syndicate or otherwise) agree to provide such additional credit extensions.
The Company’s outstanding indebtedness as of March 31, 2023 was as follows:

($ in millions)	March 31, 2023
Revolving Credit Facility
USD Borrowings	$—
CAD Borrowings	103.6
5.625% Notes Due 2024	1,050.0
3.500% Notes Due 2025	750.0
4.375% Notes Due 2025	500.0
4.625% Notes Due 2025	800.0
4.500% Notes Due 2026	500.0
4.250% Notes Due 2026	1,250.0
5.750% Notes Due 2027	750.0
3.750% Notes Due 2027	750.0
4.500% Notes Due 2028	350.0
4.750% Notes Due 2028	1,250.0
3.875% Notes Due 2029	750.0
4.625% Notes Due 2029	1,000.0
4.950% Notes Due 2030	1,000.0
4.125% Notes Due 2030	1,000.0
5.125% Notes Due 2032	1,500.0
5.625% Notes Due 2052	750.0
Total Unsecured Debt Outstanding, Face Value	$14,053.6
MGM Grand/Mandalay Bay CMBS Debt Due 2032	$3,000.0
Total Debt Outstanding, Face Value	$17,053.6
Cash, Cash Equivalents and Short-Term Investments	$247.7
Net Debt	$16,805.9

Dividends
On March 9, 2023, the Company declared a regular quarterly cash dividend of $0.39 per share. The Q1 2023 dividend was paid on April 6, 2023 to stockholders of record as of the close of business on March 23, 2023 and totaled in aggregate approximately $391.6 million.
2023 Guidance
The Company is reaffirming AFFO guidance for the full year 2023. In determining AFFO, the Company adjusts for certain items that are otherwise included in determining net income attributable to common stockholders, the most comparable generally accepted accounting principles in the United States (“GAAP”) financial measure. In reliance on the exception provided by applicable rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2023 AFFO to GAAP net income because we are unable to predict with reasonable certainty the amount of the change in non-cash allowance for credit losses under ASU No. 2016-13 - Financial Instruments—Credit Losses (Topic 326) (“ASC 326”) for a future period. The non-cash change in allowance for credit losses under ASC 326 with respect to a future period is dependent upon future events that are entirely outside of the Company’s control and may not be reliably predicted, including its tenants’ respective financial performance, fluctuations in the trading price of their common stock, credit ratings and outlook (each to the extent applicable), as well as broader macroeconomic performance. Based on past results and, as disclosed in our historical financial results, the impact of these adjustments could be material, individually or in the aggregate, to the Company’s reported GAAP results. For more information, see “Non-GAAP Financial Measures.”
The Company estimates AFFO for the year ending December 31, 2023 will be between $2,115 million and $2,155 million, or between $2.10 and $2.13 per diluted share. Guidance does not include the impact on operating results from any pending or possible future acquisitions or dispositions, capital markets activity, or other non-recurring transactions.
The following is a summary of the Company’s full-year 2023 guidance:

For the Year Ending December 31, 2023 ($ in millions):	Low	High
Estimated Adjusted Funds From Operations (AFFO)	$2,115	$2,155
Estimated Adjusted Funds From Operations (AFFO) per diluted share	$2.10	$2.13
Estimated Weighted Average Share Count for the Year (in millions)	1,009.5	1,009.5
The above per share estimates reflect the dilutive effect of the pending 27,102,500 shares related to the January 2023 Forward Sale Agreements as calculated under the treasury stock method. VICI OP Units held by a third party are reflected as non-controlling interests and the income allocable to them is deducted from net income to arrive at net income attributable to common stockholders and AFFO; accordingly, guidance represents AFFO per share attributable to common stockholders based solely on outstanding shares of VICI common stock.
The estimates set forth above reflect management’s view of current and future market conditions, including assumptions with respect to the earnings impact of the events referenced in this release. The estimates set forth above may be subject to fluctuations as a result of several factors and there can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Supplemental Information
In addition to this release, the Company has furnished Supplemental Financial Information, which is available on our website in the “Investors” section, under the menu heading “Financials”. This additional information is being provided as a supplement to the information in this release and our other filings with the SEC. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.
Conference Call and Webcast
The Company will host a conference call and audio webcast on Tuesday, May 2, 2023 at 9:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 833-470-1428 (domestic) or +1 404-975-4839 (international) and entering the conference ID 621271. An audio replay of the conference call will be available from 12:00 p.m. ET on May 2, 2023 until midnight ET on May 9, 2023 and can be accessed by dialing 866-813-9403 (domestic) or +1 929-458-6194 (international) and entering the passcode 396416.
A live audio webcast of the conference call will be available in listen-only mode through the “Investors” section of the Company’s website, www.viciproperties.com, on May 2, 2023, beginning at 9:00 a.m. ET. A replay of the webcast will be available shortly after the call on the Company’s website and will continue for one year.
About VICI Properties
VICI Properties Inc. is an S&P 500® experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including Caesars Palace Las Vegas, MGM Grand and the Venetian Resort Las Vegas, three of the most iconic entertainment facilities on the Las Vegas Strip. VICI Properties’ geographically diverse portfolio consists of 49 gaming facilities across the United States and Canada comprising approximately 124 million square feet and features approximately 60,100 hotel rooms and more than 450 restaurants, bars, nightclubs and sportsbooks. Its properties are occupied by industry leading gaming and hospitality operators under long-term, triple-net lease agreements. VICI Properties has a growing array of investing and financing partnerships with leading non-gaming experiential operators, including Great Wolf Resorts, Cabot, Canyon Ranch and Chelsea Piers. VICI Properties also owns four championship golf courses and 34 acres of undeveloped and underdeveloped land adjacent to the Las Vegas Strip. VICI Properties’ goal is to create the highest quality and most productive experiential real estate portfolio through a strategy of partnering with the highest quality experiential place makers and operators. For additional information, please visit www.viciproperties.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Among those risks, uncertainties and other factors are: the impact of changes in general economic conditions and market developments, including inflation, interest rate changes, supply chain disruptions, consumer confidence levels, changes in consumer spending, unemployment levels and depressed real estate prices resulting from the severity and duration of any downturn in the U.S. or global economy; the impact of the rise in interest rates on us, including our ability to successfully pursue investments in, and acquisitions of, additional properties and to obtain debt financing for such investments at attractive interest rates, or at all; risks associated with our pending and recently closed transactions, including our ability or failure to realize the anticipated benefits thereof; our dependence on our tenants at our properties, including their financial condition, results of operations, cash flows and performance, and their affiliates that serve as guarantors of the lease payments, and the negative consequences any material adverse effect on their respective businesses could have on us; our ability to obtain the financing necessary to complete any acquisitions on the terms we expect in a timely manner, or at all; the anticipated benefits of certain arrangements with certain tenants relating to our funding of "same store" capital improvements in exchange for increased rent pursuant to the terms of our agreements with such tenants, which we refer to as the Partner Property Growth Fund; our borrowers’ ability to repay their outstanding loan obligations to us; our dependence on the gaming industry; the impact of extensive regulation from gaming and other regulatory authorities; the ability of our tenants to obtain and maintain regulatory approvals in connection with the operation of our properties, or the imposition of conditions to such regulatory approvals; the possibility that our tenants may choose not to renew their lease agreements with us following the initial or subsequent terms of the leases; restrictions on our ability to sell our properties subject to our lease agreements; our tenants and any guarantors’ historical results may not be a reliable indicator of their future results; our substantial amount of indebtedness, and ability to service, refinance and otherwise fulfill our obligations under such indebtedness; our historical financial information may not be reliable indicators of our future results of operations, financial condition and cash flows; our inability to successfully pursue investments in, and acquisitions of, additional properties; the possibility that we identify significant environmental, tax, legal or other issues that materially and adversely impact the value of assets acquired or secured as collateral (or other benefits we expect to receive) in any of our pending or completed transactions; the possibility of adverse tax consequences as a result of our pending or recently completed transactions, including tax protection agreements to which we are a party; increased volatility in our stock price, including as a result of our pending or recently completed transactions; our inability to maintain our qualification for taxation as a REIT; our reliance on distributions received from our subsidiaries, including VICI OP, to make distributions to our stockholders; our ability to continue to make distributions to holders of our common stock or maintain anticipated levels of distributions over time; competition for transaction opportunities, including from other REITs, investment companies, private equity firms and hedge funds, sovereign funds, lenders, gaming companies and other investors that may have greater resources and access to capital and a lower cost of capital or different investment parameters than us.
Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Non-GAAP Financial Measures
This press release presents Funds From Operations (“FFO”), FFO per share, Adjusted Funds From Operations (“AFFO”), AFFO per share and Adjusted EBITDA, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are non-GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). We believe FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business.
FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by the National Association of Real Estate Investment Trusts (NAREIT), we define FFO as net income (or loss) attributable to common stockholders (computed in accordance with GAAP) excluding (i) gains (or losses) from sales of certain real estate assets, (ii) depreciation and amortization related to real estate, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) our proportionate share of such adjustments from our investment in unconsolidated affiliate.
AFFO is a non-GAAP financial measure that we use as a supplemental operating measure to evaluate our performance. We calculate our AFFO by adding or subtracting from FFO non-cash leasing and financing adjustments, non-cash change in allowance for credit losses, non-cash stock-based compensation expense, transaction costs incurred in connection with the acquisition of real estate investments, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), impairment charges related to non-depreciable real estate, gains (or losses) on debt extinguishment and interest rate swap settlements, other gains (losses), other non-recurring non-cash transactions, our proportionate share of non-cash adjustments from our investment in unconsolidated affiliate (including the amortization of any basis differences) with respect to certain of the foregoing and non-cash adjustments attributable to non-controlling interest with respect to certain of the foregoing.
We calculate Adjusted EBITDA by adding or subtracting from AFFO contractual interest expense (including the impact of the forward-starting interest rate swaps and treasury locks) and interest income (collectively, interest expense, net), income tax expense and our proportionate share of such adjustments from our investment in unconsolidated affiliate.
These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as measures of liquidity, nor do they measure our ability to fund all of our cash needs, including our ability to make cash distributions to our stockholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.
Reconciliations of net income to FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA are included in this release.

VICI Properties Inc.
Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31, 2023	December 31, 2022
Assets
Real estate portfolio:
Investments in leases - sales-type, net	$22,579,820	$17,172,325
Investments in leases - financing receivables, net	17,051,187	16,740,770
Investments in loans and securities, net	886,524	685,793
Investment in unconsolidated affiliate	—	1,460,775
Land	153,560	153,560
Cash and cash equivalents	247,673	208,933
Short-term investments	—	217,342
Other assets	934,049	936,328
Total assets	$41,852,813	$37,575,826

Liabilities
Debt, net	$16,606,240	$13,739,675
Accrued expenses and deferred revenue	221,283	213,388
Dividends and distributions payable	396,212	380,178
Other liabilities	954,543	952,472
Total liabilities	18,178,278	15,285,713

Stockholders’ equity
Common stock	10,042	9,631
Preferred stock	—	—
Additional paid-in capital	22,910,509	21,645,499
Accumulated other comprehensive income	170,441	185,353
Retained earnings	220,254	93,154
Total VICI stockholders’ equity	23,311,246	21,933,637
Non-controlling interests	363,289	356,476
Total stockholders’ equity	23,674,535	22,290,113
Total liabilities and stockholders’ equity	$41,852,813	$37,575,826
_______________________________________________________
Note: As of March 31, 2023 and December 31, 2022, our Investments in leases - sales-type, Investments in leases - financing receivables, Investments in loans and securities and Other assets (sales-type sub-leases) are net of $716.6 million, $689.5 million, $15.7 million and $17.0 million, respectively, and $570.4 million, $726.7 million, $6.9 million and $19.8 million, respectively. of Allowance for credit losses.

VICI Properties Inc.
Consolidated Statement of Operations
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenues
Income from sales-type leases	$478,394	$326,735
Income from lease financing receivables, loans and securities	371,069	72,878
Other income	18,339	8,386
Golf revenues	9,845	8,626
Total revenues	877,647	416,625

Operating expenses
General and administrative	15,005	9,466
Depreciation	814	776
Other expenses	18,339	8,386
Golf expenses	5,952	5,285
Change in allowance for credit losses	111,477	80,820
Transaction and acquisition expenses	(958)	755
Total operating expenses	150,629	105,488

Income from unconsolidated affiliate	1,280	—
Interest expense	(204,360)	(68,142)
Interest income	3,047	93
Other gains (losses)	1,963	—
Income before income taxes	528,948	243,088
Income tax expense	(1,087)	(400)
Net income	527,861	242,688
Less: Net income attributable to non-controlling interests	(9,121)	(2,305)
Net income attributable to common stockholders	$518,740	$240,383

Net income per common share
Basic	$0.52	$0.35
Diluted	$0.52	$0.35

Weighted average number of common shares outstanding
Basic	1,001,526,645	684,341,045
Diluted	1,003,831,325	687,914,683

VICI Properties Inc.
Reconciliation of Net Income to FFO, FFO per Share, AFFO, AFFO per Share and Adjusted EBITDA
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Net income attributable to common stockholders	$518,740	$240,383
Real estate depreciation	—	—
Joint venture depreciation and non-controlling interest adjustments	1,426	—
FFO attributable to common stockholders	520,166	240,383
Non-cash leasing and financing adjustments	(122,834)	(35,564)
Non-cash change in allowance for credit losses	111,477	80,820
Non-cash stock-based compensation	3,467	2,630
Transaction and acquisition expenses	(958)	755
Amortization of debt issuance costs and original issue discount	19,682	15,977
Other depreciation	783	746
Capital expenditures	(988)	(454)
Other (gains) losses (1)	(1,963)	—
Joint venture non-cash adjustments and non-controlling interest adjustments	(227)	202
AFFO attributable to common stockholders	528,605	305,495
Interest expense, net	181,631	52,072
Income tax expense	1,087	400
Joint venture adjustments and non-controlling interest adjustments	(1,021)	—
Adjusted EBITDA attributable to common stockholders	$710,302	$357,967

Net income per common share
Basic	$0.52	$0.35
Diluted	$0.52	$0.35
FFO per common share
Basic	$0.52	$0.35
Diluted	$0.52	$0.35
AFFO per common share
Basic	$0.53	$0.45
Diluted	$0.53	$0.44
Weighted average number of shares of common stock outstanding
Basic	1,001,526,645	684,341,045
Diluted	1,003,831,325	687,914,683
____________________
(1)Represents non-cash foreign currency remeasurement adjustments.

VICI Properties Inc.
Revenue Breakdown
(In thousands)

	Three Months Ended March 31,
	2023	2022
Contractual revenue from sales-type leases
Caesars Regional Master Lease (excluding Harrah's NOLA, AC, and Laughlin) & Joliet Lease	$132,952	$122,729
Caesars Las Vegas Master Lease	113,619	105,556
MGM Grand/Mandalay Bay Lease	69,922	—
The Venetian Resort Las Vegas Lease	63,125	25,298
Greektown Lease	12,830	12,830
Hard Rock Cincinnati Lease	11,176	11,010
EBCI Lease	8,247	8,125
Century Master Lease	6,865	6,376
Margaritaville Lease	6,394	5,924
Income from sales-type leases non-cash adjustment (1)	53,264	28,887
Income from sales-type leases	478,394	326,735

Contractual income from lease financing receivables
MGM Master Lease	187,500	—
Harrah's NOLA, AC, and Laughlin	42,966	39,663
JACK Entertainment Master Lease	17,423	16,690
Mirage Lease	22,500	—
Gold Strike Lease	5,000	—
Foundation Master Lease	6,063	—
PURE Master Lease	3,809	—
Income from lease financing receivables non-cash adjustment (1)	69,577	6,666
Income from lease financing receivables	354,838	63,019

Contractual interest income
Senior Secured Notes	108	—
Senior Secured Loans	10,264	9,030
Mezzanine Loans	5,866	818
Income from loans non-cash adjustment (1)	(7)	11
Income from loans	16,231	9,859
Income from lease financing receivables and loans	371,069	72,878

Other income	18,339	8,386
Golf revenues	9,845	8,626
Total revenues	$877,647	$416,625
____________________
(1) Amounts represent non-cash adjustments to recognize revenue on an effective interest basis in accordance with GAAP.

Investor Contacts:
Investors@viciproperties.com
(646) 949-4631

Or

David Kieske
EVP, Chief Financial Officer
DKieske@viciproperties.com

Moira McCloskey
SVP, Capital Markets
MMcCloskey@viciproperties.com